UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2025

MDU Resources Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-03480	30-1133956
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota	58506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 530-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	MDU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 7, 2025, MDU Resources Group, Inc. (the “Company”) entered into a distribution agreement (the “Distribution Agreement”) with Wells Fargo Securities, LLC (“Wells Fargo”) and BofA Securities, Inc. (“BofA Securities” and, together with Wells Fargo, the “Agents” and “Forward Sellers”), and Bank of America, N.A. and Wells Fargo Bank, National Association (collectively, the “Forward Purchasers”) relating to the issuance, offer, and sale from time to time of shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), having an aggregate gross sale price of up to $400 million (including shares of Common Stock that may be sold pursuant to the forward sale agreements described below, the “Shares”). The Shares may be offered and sold by any method or payment permitted by law to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by means of ordinary brokers’ transactions on the New York Stock Exchange, the existing trading market for the Common Stock, or otherwise at market prices prevailing at the time of sale, or sales made to or through a market maker or through an electronic communications network. In addition, the Shares may be offered and sold by such other methods, including privately-negotiated transactions (including block trades), as the Company and any Agent agree in writing. The Shares may be offered and sold in amounts and at times to be determined by the Company from time to time, but the Company has no obligation to offer and sell any of the Shares. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Common Stock, and determinations by the Company of the appropriate sources of funding for the Company.

The Distribution Agreement provides that, in addition to the issuance and sale of the Shares by the Company through the Agents in their capacity as Agents, the Company may enter into forward sale agreements with the Forward Purchasers. Concurrently with, and pursuant to, the Distribution Agreement, the Company entered into two separate master forward sale confirmations (the “Master Forward Sale Confirmations”), each dated August 7, 2025, with each of the Forward Purchasers, respectively. In connection with each forward sale agreement under a Master Forward Sale Confirmation, the relevant Forward Purchaser will, at the Company’s request, attempt to borrow from third parties and, through the relevant Forward Seller, sell a number of Shares equal to the number of Shares underlying the particular forward sale agreement to hedge the forward sale agreement.

The forward sale price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission, and (2) the volume-weighted average price per share at which the borrowed shares of Common Stock were sold pursuant to the Distribution Agreement by the relevant Forward Seller. Thereafter, the forward sale price will be subject to adjustment as described in the relevant forward sale agreement. The forward sale agreements provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to increase or decrease based on an interest rate factor equal to the specified benchmark’s daily rate less a spread and subject to decrease by amounts related to expected dividends on the Common Stock during the term of the particular forward sale agreement. If the specified benchmark’s daily rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a reduction of the applicable forward sale price for such day.

The Company will not initially receive any proceeds from the sale of borrowed Shares of the Company’s Common Stock by a Forward Seller. If the Company elects to physically settle any forward sale agreement by issuing and delivering shares of Common Stock, the Company will receive an amount of cash from the relevant Forward Purchaser equal to the product of the forward sale price per share under that particular forward sale agreement and the number of shares of Common Stock underlying the particular forward sale agreement. The Company expects to receive proceeds from the sale of Shares by a Forward Seller upon future physical settlement of the relevant forward sale agreement with the relevant Forward Purchaser on dates specified by the Company on or prior to the maturity date of the relevant forward sale agreement. Although the Company expects to settle any forward sale agreement with a full physical settlement, it may, except in limited circumstances, elect a cash or net share settlement for all or a portion of its obligations under such forward sale agreement. If the Company elects to cash settle or net share settle a forward sale agreement, the Company may not (in the case of cash settlement) or will not (in the case of net share settlement) receive any proceeds, and the Company may owe cash (in the case of cash settlement) or shares of Common Stock (in the case of net share settlement) to the relevant Forward Purchaser.

The Company will pay each Agent a commission of up to 1.0% of the sales price of all Shares issued by the Company and sold through it as the Company’s Agent under the Distribution Agreement. The commission the Company pays to Agents for sales by privately negotiated transactions (including block trades) or other methods may vary, as the Company and any Agent agree to in writing. The remaining sales proceeds, after deducting any expenses payable by the Company and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will be the Company’s net proceeds for the sale of the Shares. In connection with each forward sale agreement, the relevant Forward Seller will receive, reflected in a reduced initial forward sale price payable by the relevant Forward Purchaser under its forward sale agreement, a commission of up to 1.0% of the volume weighted average of the sales prices of all borrowed shares of Common Stock sold during the applicable period by it as a Forward Seller.

The Agents, Forward Purchasers, and Forward Sellers, and/or their respective affiliates, have acted and/or are acting as lenders to, and/or have from time to time performed and/or are performing, and may in the future engage in, certain investment banking, advisory, general financing, and commercial banking and other commercial transactions and services in the ordinary course of business with the Company and its subsidiaries for which they have received and, in the future, may receive customary fees and expenses. For instance, an affiliate of Wells Fargo serves as joint-lead arranger, and an affiliate of BofA Securities serves as lender under the Company’s $200 million revolving credit facility, Cascade Natural Gas Corporation’s $175 revolving credit facility and Intermountain Gas Corporation’s $175 million revolving credit facility. An affiliate of Wells Fargo serves as joint-lead arranger and joint-lead bookrunner and its affiliate serves as administrative agent, swingline lender and lender, and an affiliate of BofA Securities serves as lender under Montana-Dakota Utilities Co.’s $200 million revolving credit facility. The Agents and their affiliates may, from time to time, engage in other transactions with or perform other services for the Company and its affiliates in the ordinary course of their business for which they receive customary fees and expenses.

The Shares have been registered pursuant to the Company’s automatic shelf registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 7, 2025 (File No. 333-289348), a base prospectus, dated August 7, 2025, included as part of the registration statement, and a prospectus supplement, dated August 7, 2025, filed with the SEC pursuant to Rule 424(b) under the Securities Act.

The foregoing descriptions of the Distribution Agreement and the Master Forward Sale Confirmations do not purport to be complete and are qualified in their entirety by reference to the terms and conditions of the Distribution Agreement and form of Master Forward Sale Confirmation, which are filed as Exhibits 1.1 and 1.2, respectively, and are incorporated by reference into this Item 1.01. A legal opinion relating to the Shares is filed herewith as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

(d)                  Exhibits.

Exhibit No.	Description
1.1	Distribution Agreement, dated August 7, 2025.
1.2	Form of Master Forward Sale Confirmation.
5.1	Opinion of Perkins Coie LLP.
23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2025	MDU RESOURCES GROUP, INC.

	By:	/s/ Anthony D. Foti
Name: Anthony D. Foti
Title: Chief Legal Officer and Corporate Secretary